Exhibit (l)(2)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our Firm under the caption “Legal Counsel” included in or made a part of the Registration Statement of Forum CRE Income Fund on Form N-2 under the Investment Company Act of 1940, as amended.

/s/ Morrison & Foerster LLP

MORRISON & FOERSTER LLP

May 10, 2022